Exhibit 7

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D relating to the shares of common stock, par value $0.0001 per share, of Gogo Inc., a Delaware corporation, to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: April 13, 2021

Silver (Equity) Holdings, LP

By:	GTCR Partners XII/A&C LP, its general partner
By:	GTCR Investment XII LLC, its general partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Principal

Silver (XII) Holdings, LLC

By:	GTCR Partners XII/A&C LP, its manager
By:	GTCR Investment XII LLC, its general partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Principal

GTCR Partners XII/A&C LP

By:	GTCR Investment XII LLC, its general partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Principal

GTCR Investment XII LLC

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Principal